Ellington Financial Inc. S-3ASR

Ex-23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ellington Financial Inc. of our report dated March 1, 2023 relating to the financial statements of Longbridge Financial, LLC, which appears in Exhibit 99.5 of Ellington Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts”, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 23, 2025